Exhibit (a)(1)

LEGG MASON ETF EQUITY TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND: The name of the statutory trust (the “Trust”) is:

Legg Mason ETF Equity Trust

THIRD: The address of the Trust’s principal office in the State of Maryland is 100 International Drive, Baltimore, Maryland 21202.

FOURTH: The name and business address of the Trust’s resident agent are Melissa A. Warren, 11th Floor, 100 International Drive, Baltimore, Maryland 21202.

FIFTH: Pursuant to Section 12-501(d) of the Maryland Statutory Trust Act, the assets of each series of the Trust are subject to limitations on liability as set forth in the governing instrument of the Trust.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of her knowledge and belief, the facts stated herein are true.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 8th day of June, 2015.

/s/ Jane Trust
Jane Trust

The undersigned consents to act as resident agent for the Trust.

/s/ Melissa A. Warren
Melissa A. Warren